UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: May 23, 2006

Nuvelo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Industrial Road, Suite 310, San Carlos, CA 94070-6211

(Address of Principal Executive Offices) (Zip Code)

(650) 517-8000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

At the annual meeting of stockholders of Nuvelo, Inc. held on May 24, 2006, the stockholders approved an amendment to Nuvelo’s 2004 Equity Incentive Plan, or the 2004 Plan, to increase the number of authorized shares available for issuance under the 2004 Plan by 4,700,000 shares. The 2004 Plan was also revised to remove the share reserve “recycling” features. Specifically, the following shares will not become re-available for issuance under the 2004 Plan: (i) shares withheld or surrendered to satisfy tax withholding obligations, (ii) shares surrendered in payment of stock option exercise prices (either by means of a cashless exercise, attestation or actual surrender of shares) or (iii) shares subject to the grant of a stock appreciation right which were not issued upon settlement of the stock appreciation right.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On May 23, 2006, George B. Rathmann, Ph.D. retired from the Board of Directors of Nuvelo, effective May 24, 2006. Dr. Rathmann will retain the position of chairman emeritus of Nuvelo.

On May 24, 2006, James R. Gavin III, M.D., Ph.D. became a director of Nuvelo. Dr. Gavin was appointed to fill a vacant board seat and will serve as a Class III director until Nuvelo’s 2008 annual stockholders’ meeting.

A copy of the press release further describing this change is attached as Exhibit 99.1 to this report and is incorporated herein by reference. Neither the filing of any press release as an exhibit to this Current Report on Form 8-K nor the inclusion in that press release of a reference to our Internet address shall, under any circumstances, be deemed to incorporate the information available at our Internet address into this Current Report on Form 8-K. The information available at our Internet address is not part of this Current Report on Form 8-K or any other report filed by us with the Securities and Exchange Commission.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release titled “James R. Gavin III, M.D., PH.D., Joins Nuvelo Board of Directors” dated May 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvelo, Inc. (Registrant)

By:	/s/ Lee Bendekgey
Lee Bendekgey
Senior Vice President and General Counsel

Dated: May 24, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release titled “James R. Gavin III, M.D., PH.D., Joins Nuvelo Board of Directors” dated May 24, 2006.